Exhibit 99.(e)(1)

AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

October 1, 2010

MBSC Securities Corporation
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

                    This is to confirm that, in consideration of the agreements hereinafter contained, each investment company identified on Exhibit A hereto, as such Exhibit may be amended from time to time (each, the “Fund”), has agreed that you shall be, for the period of this agreement, the distributor of (a) shares of each series of the Fund set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a “Series”) or (b) if no Series are set forth on such Exhibit, shares of the Fund. For purposes of this agreement the term “Shares” shall mean the authorized shares of the relevant Series, if any, and otherwise shall mean the Fund’s authorized shares.

                     1.           Services as Distributor

                    1.1          You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing.

                    1.2          You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you will enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal.

                    1.3          You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

                    1.4          Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund’s officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of such determination.

                    1.5          The Fund agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund’s prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided, however, that nothing contained herein shall be deemed to require the Fund to pay any of the costs of advertising the sale of Shares.

                    1.6          The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund’s officers in connection with the qualification of Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

                    1.7          The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund’s duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund’s officers, shall be true and correct. The Fund also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Fund’s books and accounts made by independent public accountants regularly retained by the Fund, (b) quarterly earnings statements prepared by the Fund, (c) a monthly itemized list of the securities in the Fund’s or, if applicable, each Series’ portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Fund’s financial condition as you may reasonably request.

                    1.8          The Fund represents to you that all registration statements and prospectuses filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Fund’s counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this agreement or decline to make offers of the Fund’s securities until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

                    1.9          The Fund authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Fund’s agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with written information furnished to the Fund by you specifically for use in the preparation thereof. The Fund’s agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund’s being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter addressed to the Fund at its address set forth above within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund’s indemnity agreement contained in this paragraph 1.9. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by you. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case you do not approve of counsel chosen by the Fund, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Fund’s indemnification agreement contained in this paragraph 1.9 and the Fund’s representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify you of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

                    1.10          You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in the Fund’s registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter addressed to you at your address set forth above within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10. This agreement of indemnity will inure exclusively to the Fund’s benefit, to the benefit of the Fund’s officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors.

                    You agree promptly to notify the Fund of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

                    1.11          No Shares shall be offered by either you or the Fund under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund’s prospectus or charter documents.

                    1.12          The Fund agrees to advise you immediately in writing:

(a) of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                              (b)          in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

                              (c)          of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                              (d)          of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

                    1.13          You represent and warrant that, to the extent required by applicable law, you have adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and Financial Industry Regulatory Authority Rule 3310. You also represent and warrant that, if purchasing or selling shares in securities brokerage accounts for which you act as introducing broker, you will not purchase or sell Fund shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control (“OFAC”), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program. You agree (i) to share information with the Fund for purposes of ascertaining whether a suspicious activity report (“SAR”) is warranted with respect to any suspicious transaction involving shares, provided that neither you nor the Fund is the subject of the SAR and (ii) to include in selling agreements with intermediaries into which you shall enter with respect to the sale of Fund shares, contractual provisions regarding the anti-money laundering compliance obligations of the intermediary. You also represent and warrant that you have filed the requisite certification with the Financial Crimes Enforcement Network to allow us to share information pursuant to Section 314(b) of the USA PATRIOT Act.

                    2.          Offering Price

                    Shares of any class of the Fund offered for sale by you shall be offered for sale at a price per share (the “offering price”) approximately equal to (a) their net asset value (determined in the manner set forth in the Fund’s charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Fund’s then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund’s then-current prospectus. You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Fund’s then-current prospectus.

                    3.          Term

                    This agreement shall continue until the date (the “Reapproval Date”) set forth on Exhibit A hereto (and, if the Fund has Series, a separate Reapproval Date shall be specified on Exhibit A for each Series), and thereafter shall continue automatically for successive annual periods ending on the day (the “Reapproval Day”) of each year set forth on Exhibit A hereto, provided such continuance is specifically approved at least annually by (i) the Fund’s Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940) of the Shares of the Fund or the relevant Series, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not “interested persons” (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on 60 days’ notice, (a) by vote of holders of a majority of the Fund’s or, as to any relevant Series, such Series’ outstanding voting securities, or (b) by the Fund’s Board as to the Fund or the relevant Series, as the case may be, or (c) by you. This agreement also will terminate automatically, as to the Fund or the relevant Series, as the case may be, in the event of its assignment (as defined in said Act).

                    4.          Miscellaneous

                    4.1        The Fund recognizes that from time to time your directors, officers and employees may serve as trustees, directors, partners, officers and employees of other business trusts, corporations, partnerships, or other entities (including other investment companies) and that such other entities may include the name “Dreyfus” as part of their name, and that your corporation or its affiliates may enter into distribution or other agreements with such other entities. If you cease to act as the distributor of the Fund’s shares or if The Dreyfus Corporation ceases to act as the Fund’s investment adviser or administrator, the Fund agrees that, at the request of The Dreyfus Corporation, the Fund will take all necessary action to change the name of the Fund to a name not including “Dreyfus” in any form or combination of words.

                    4.2        This agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund. The obligations of this agreement shall only be binding upon the assets and property of the relevant Series and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

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                    Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.

Very truly yours,

FUNDS LISTED ON EXHIBIT A HERETO

		By:	/s/ Bradley J. Skapyak

Accepted:

MBSC SECURITIES CORPORATION

By:	/s/ Jonathan R. Baum

ADDENDUM TO AMENDED AND RESTATED
DISTRIBUTION AGREEMENT DATED OCTOBER 1, 2010

          Notwithstanding anything to the contrary in the Distribution Agreement between the Fund and MBSC Securities Corporation (the “Distributor”) or the Distribution Plan adopted by the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), any contingent deferred sales charge (“CDSC”) imposed on Class B shares and Distribution Plan fees attributable to Class B shares of the Fund issued in connection with (i) the exchange of shares originally issued by a series of The Bear Stearns Funds (the “Trust”) or (ii) the reorganization of any such series of the Trust, shall be payable to Bear, Stearns & Co. Inc. (“Predecessor Distributor”) as compensation for services rendered in connection with such original issuance.

          The services rendered by the Predecessor Distributor for which it is entitled to receive such CDSC and Distribution Plan fee payments shall be deemed to have been completed at the time of the initial sale of the shares, and such payments shall be made to the Predecessor Distributor regardless of a termination of the Predecessor Distributor as principal underwriter of the shares of the relevant series of the Trust or the termination and liquidation of such series.

          The Fund’s obligation to pay the Predecessor Distributor the fees and CDSCs as described herein shall not be terminated or modified for any reason (including a termination of the Distribution Agreement between the Fund and the Distributor) except to the extent required by a change in the 1940 Act, the rules and regulations thereunder, or the Conduct Rules of the Financial Industry Regulatory Authority, in each case enacted or promulgated after the date hereof, or, as to fees payable pursuant to the Fund’s Distribution Plan, in connection with the complete termination of such Plan.

EXHIBIT A

Fund	Series	Reapproval Date	Reapproval Day

Advantage Funds, Inc.	Dreyfus Emerging Leaders Fund	March 30, 2011	March 30
	Dreyfus Global Absolute Return Fund	March 30, 2011	March 30
	Dreyfus Global Real Return Fund	March 30, 2012
	Dreyfus International Value Fund	March 30, 2011	March 30
	Dreyfus Midcap Value Fund	March 30, 2011	March 30
	Dreyfus Opportunistic Small Cap Fund	March 30, 2011	March 30
	Dreyfus Strategic Value Fund	March 30, 2011	March 30
	Dreyfus Structured Midcap Fund	March 30, 2011	March 30
	Dreyfus Technology Growth Fund	March 30, 2011	March 30
	Dreyfus Total Return Advantage Fund	March 30, 2011	March 30
	Global Alpha Fund	March 30, 2011	March 30
BNY Mellon Funds Trust	BNY Mellon Balanced Fund	June 1, 2011	June 1
	BNY Mellon Bond Fund	June 1, 2011	June 1
	BNY Mellon Emerging Markets Fund	June 1, 2011	June 1
	BNY Mellon Focused Equity Opportunities Fund	June 1, 2011	June 1
	BNY Mellon Income Stock Fund	June 1, 2011	June 1
	BNY Mellon Intermediate Bond Fund	June 1, 2011	June 1
	BNY Mellon Intermediate U.S. Government Fund	June 1, 2011	June 1
	BNY Mellon International Appreciation Fund	June 1, 2011	June 1
	BNY Mellon International Fund	June 1, 2011	June 1
	BNY Mellon Large Cap Market Opportunities Fund	June 1, 2012	June 1
	BNY Mellon Large Cap Stock Fund	June 1, 2011	June 1
	BNY Mellon Massachusetts Intermediate Municipal Bond Fund	June 1, 2011	June 1
	BNY Mellon Mid Cap Stock Fund	June 1, 2011	June 1
	BNY Mellon Money Market Fund	June 1, 2011	June 1
	BNY Mellon Municipal Opportunities Fund	June 1, 2011	June 1
	BNY Mellon National Intermediate Municipal Bond Fund	June 1, 2011	June 1
	BNY Mellon National Municipal Money Market Fund	June 1, 2011	June 1
	BNY Mellon National Short-Term Muni Bond Fund	June 1, 2011	June 1
	BNY Mellon New York Intermediate Tax-Exempt Bond Fund	June 1, 2011	June 1
	BNY Mellon Pennsylvania Intermediate Municipal Bond Fund	June 1, 2011	June 1
	BNY Mellon Short-Term U.S. Government Securities Fund	June 1, 2011	June 1
	BNY Mellon Small Cap Stock Fund	June 1, 2011	June 1
	BNY Mellon Small/Mid Cap Fund	June 1, 2011	June 1
	BNY Mellon Tax-Sensitive Large Cap Multi-Strategy Fund	June 1, 2012	June 1
	BNY Mellon US Core Equity 130/30 Fund	June 1, 2011	June 1
CitizensSelect Funds	CitizensSelect Prime Money Market Fund	August 31, 2011	August 31
	CitizensSelect Treasury Money Market Fund	August 31, 2011	August 31
Dreyfus Appreciation Fund, Inc.		September 5, 2011	September 5
Dreyfus BASIC Money Market Fund, Inc.		September 11, 2011	September 11
Dreyfus BASIC U.S. Government Money Market Fund		September 11, 2011	September 11
Dreyfus BASIC U.S. Mortgage Securities Fund		November 9, 2011	November 9
Dreyfus Bond Funds, Inc.	Dreyfus Municipal Bond Fund	November 30, 2011	November 30
Dreyfus Cash Management		June 11, 2011	June 11
Dreyfus Cash Management Plus, Inc.		June 11, 2011	June 11

Fund	Series	Reapproval Date	Reapproval Day

Dreyfus Connecticut Municipal Money Market Fund, Inc.		November 30, 2011	November 30
Dreyfus Dynamic Alternatives Fund, Inc.		August 31, 2011	August 31
The Dreyfus Fund Incorporated		June 30, 2011	June 30
Dreyfus Funds, Inc.	Dreyfus Equity Growth Fund	April 4, 2011	April 4
	Dreyfus Mid-Cap Growth Fund	April 4, 2011	April 4
Dreyfus Government Cash Management Funds	Dreyfus Government Cash Management	June 11, 2011	June 11
	Dreyfus Government Prime Cash Management	June 11, 2011	June 11
Dreyfus Growth and Income Fund, Inc.		March 30, 2011	March 30
Dreyfus Index Funds, Inc.	Dreyfus International Stock Index Fund	May 14, 2011	May 14
	Dreyfus S&P 500 Index Fund	May 14, 2011	May 14
	Dreyfus Smallcap Stock Index Fund	May 14, 2011	May 14
Dreyfus Institutional Cash Advantage Funds	Dreyfus Institutional Cash Advantage Fund	August 31, 2011	August 31
	Dreyfus Institutional Cash Advantage Plus Fund	August 31, 2011	August 31
Dreyfus Institutional Preferred Money Market Funds	Dreyfus Institutional Preferred Money Market Fund	August 31, 2011	August 31
	Dreyfus Institutional Preferred Plus Money Market Fund	August 31, 2011	August 31
Dreyfus Institutional Reserves Funds	Dreyfus Institutional Reserves Treasury Prime Fund	August 31, 2011	August 31
	Dreyfus Institutional Reserves Treasury Fund	August 31, 2011	August 31
	Dreyfus Institutional Reserves Money Fund	August 31, 2011	August 31
Dreyfus Intermediate Municipal Bond Fund, Inc.		November 30, 2011	November 30
Dreyfus International Funds, Inc.	Dreyfus Brazil Equity Fund	March 30, 2011	March 30
	Dreyfus Emerging Markets Fund	March 30, 2011	March 30
Dreyfus Investment Funds	Dreyfus/Newton International Equity Fund	April 4, 2011	April 4
	Dreyfus/Standish Fixed Income Fund	April 4, 2011	April 4
	Dreyfus/Standish Global Fixed Income Fund	April 4, 2011	April 4
	Dreyfus/Standish Intermediate Tax Exempt Bond Fund	April 4, 2011	April 4
	Dreyfus/Standish International Fixed Income Fund	April 4, 2011	April 4
	Dreyfus/The Boston Company Emerging Markets Core Equity Fund	April 4, 2011	April 4
	Dreyfus/The Boston Company International Core Equity Fund	April 4, 2011	April 4
	Dreyfus/The Boston Company Large Cap Core Fund	April 4, 2011	April 4
	Dreyfus/The Boston Company Small/Mid Cap Growth Fund	April 4, 2011	April 4
	Dreyfus/The Boston Company Small Cap Growth Fund	April 4, 2011	April 4
	Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund	April 4, 2011	April 4
	Dreyfus/The Boston Company Small Cap Value Fund	April 4, 2011	April 4
Dreyfus Investment Grade Funds, Inc.	Dreyfus Inflation Adjusted Securities Fund	July 29, 2011	July 29
	Dreyfus Intermediate Term Income Fund	July 29, 2011	July 29
	Dreyfus Short Term Income Fund	July 29, 2011	July 29
Dreyfus Investment Portfolios	Core Value Portfolio	August 31, 2011	August 31
	MidCap Stock Portfolio	August 31, 2011	August 31
	Small Cap Stock Index Portfolio	August 31, 2011	August 31
	Technology Growth Portfolio	August 31, 2011	August 31
Dreyfus/Laurel Funds, Inc.	Dreyfus AMT-Free Municipal Reserves	April 4, 2011	April 4
	Dreyfus BASIC S&P 500 Stock Index Fund	April 4, 2011	April 4
	Dreyfus Bond Market Index Fund	April 4, 2011	April 4
	Dreyfus Core Equity Fund	April 4, 2011	April 4
	Dreyfus Disciplined Stock Fund	April 4, 2011	April 4
	Dreyfus Money Market Reserves	April 4, 2011	April 4
	Dreyfus Small Cap Fund	April 4, 2011	April 4
	Dreyfus Strategic Income Fund	April 4, 2011	April 4
	Dreyfus Tax Managed Growth Fund	April 4, 2011	April 4

Fund	Series	Reapproval Date	Reapproval Day

	Dreyfus U.S. Treasury Reserves	April 4, 2011	April 4
Dreyfus/Laurel Funds Trust	Dreyfus Core Value Fund	April 4, 2011	April 4
	Dreyfus Emerging Markets Debt Local Currency Fund	April 4, 2011	April 4
	Dreyfus Equity Income Fund	April 4, 2011	April 4
	Dreyfus Global Equity Income Fund	April 4, 2011	April 4
	Dreyfus High Yield Fund	April 4, 2011	April 4
	Dreyfus Institutional Income Advantage Fund	April 14, 2012	April 4
	Dreyfus International Bond Fund	April 14, 2011	April 4
Dreyfus/Laurel Tax-Free Municipal Funds	Dreyfus BASIC California Muni MM Fund	April 4, 2011	April 4
	Dreyfus BASIC Massachusetts Muni MM Fund	April 4, 2011	April 4
	Dreyfus BASIC New York Municipal Money Market Fund-Investor Shares	April 4, 2011	April 4
Dreyfus LifeTime Portfolios, Inc.	Growth and Income	February 2, 2011	February 2
Dreyfus Liquid Assets, Inc.		October 14, 2011	October 14
Dreyfus Manager Funds I	Dreyfus Alpha Growth Fund	April 16, 2011	April 16
	Dreyfus Research Core Fund	April 16, 2011	April 16
	Dreyfus S&P STARS Opportunities Fund	April 16, 2011	April 16
Dreyfus Manager Funds II	Dreyfus Balanced Opportunity Fund	May 14, 2011	May 14
Dreyfus Massachusetts Municipal Money Market Fund		November 30, 2011	November 30
Dreyfus MidCap Index Fund, Inc.		May 14, 2011	May 14
Dreyfus Money Market Instruments, Inc.	Government Securities Series	March 31, 2011	March 31
	Money Market Series	March 31, 2011	March 31
Dreyfus Municipal Bond Opportunity Fund		September 5, 2011	September 5
Dreyfus Municipal Cash Management Plus		June 11, 2011	June 11
Dreyfus Municipal Funds, Inc.	Dreyfus AMT-Free Municipal Bond Fund	November 30, 2011	November 30
	Dreyfus BASIC Municipal Money Market Fund	November 30, 2011	November 30
	Dreyfus BASIC New Jersey Municipal Money Market Fund	November 30, 2011	November 30
	Dreyfus High Yield Municipal Bond Fund	November 30, 2011	November 30
Dreyfus Municipal Money Market Fund, Inc.		November 30, 2011	November 30
Dreyfus New Jersey Municipal Bond Fund, Inc.		July 31, 2011	July 31
Dreyfus New Jersey Municipal Money Market Fund, Inc.		November 30, 2011	November 30
Dreyfus New York AMT-Free Municipal Bond Fund		November 30, 2011	November 30
Dreyfus New York AMT-Free Municipal Money Market Fund		September 5, 2011	September 5
Dreyfus New York Municipal Cash Management		June 11, 2011	June 11
Dreyfus New York Tax Exempt Bond Fund, Inc.		November 30, 2011	November 30
Dreyfus Opportunity Funds	Dreyfus Global Sustainability Fund	August 31, 2011	August 31
	Dreyfus Natural Resources Fund	August 31, 2011	August 31
Dreyfus Pennsylvania Municipal Money Market Fund		November 30, 2011	November 30
Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.	Dreyfus California AMT-Free Municipal Bond Fund	November 30, 2011	November 30
Dreyfus Premier GNMA Fund, Inc.	Dreyfus GNMA Fund	November 30, 2011	November 30
Dreyfus Premier Investment	Dreyfus Diversified Global Fund	July 31, 2011	July 31

Fund	Series	Reapproval Date	Reapproval Day

Funds, Inc.	Dreyfus Diversified International Fund	July 31, 2011	July 31
	Dreyfus Diversified Large Cap Fund	July 31, 2011	July 31
	Dreyfus Emerging Asia Fund	July 31, 2011	July 31
	Dreyfus Global Real Estate Securities	July 31, 2011	July 31
	Dreyfus Greater China Fund	July 31, 2011	July 31
	Dreyfus Large Cap Equity Fund	July 31, 2011	July 31
	Dreyfus Large Cap Growth Fund	July 31, 2011	July 31
	Dreyfus Large Cap Value Fund	July 31, 2011	July 31
	Dreyfus Satellite Alpha Fund	July 31, 2011	July 31
Dreyfus Premier Short- Intermediate Municipal Bond Fund	Dreyfus Short-Intermediate Municipal Bond Fund	February 9, 2011	February 9
Dreyfus Premier Worldwide Growth Fund, Inc.	Dreyfus Worldwide Growth Fund	September 5, 2011	September 5
Dreyfus Research Growth Fund, Inc.		March 30, 2011	March 30
Dreyfus Short-Intermediate Government Fund		December 4, 2011	December 4
The Dreyfus Socially Responsible Growth Fund, Inc.		July 29, 2011	July 29
Dreyfus State Municipal Bond Funds	Dreyfus Connecticut Fund	September 5, 2011	September 5
	Dreyfus Maryland Fund	September 5, 2011	September 5
	Dreyfus Massachusetts Fund	September 5, 2011	September 5
	Dreyfus Minnesota Fund	September 5, 2011	September 5
	Dreyfus Ohio Fund	September 5, 2011	September 5
	Dreyfus Pennsylvania Fund	September 5, 2011	September 5
Dreyfus Stock Funds	Dreyfus International Equity Fund	November 30, 2011	November 30
	Dreyfus Small Cap Equity Fund	November 30, 2011	November 30
Dreyfus Stock Index Fund, Inc.		May 14, 2011	May 14
Dreyfus Tax Exempt Cash Management Funds	Dreyfus California AMT-Free Municipal Cash Management	June 11, 2011	June 11
	Dreyfus New York AMT-Free Municipal Cash Management	June 11, 2011	June 11
	Dreyfus Tax Exempt Cash Management	June 11, 2011	June 11
The Dreyfus Third Century Fund, Inc.		August 31, 2011	August 31
Dreyfus Treasury & Agency Cash Management		June 11, 2011	June 11
Dreyfus Treasury Prime Cash Management		June 11, 2011	June 11
Dreyfus 100% U.S. Treasury Money Market Fund		November 9, 2011	November 9
Dreyfus U.S. Treasury Intermediate Term Fund		November 9, 2011	November 9
Dreyfus U.S. Treasury Long Term Fund		November 9, 2000	November 9
Dreyfus Variable Investment Fund	Appreciation Portfolio	March 31, 2011	March 31
	Opportunistic Small Cap Portfolio	March 31, 2011	March 31
	Growth and Income Portfolio	March 31, 2011	March 31
	International Equity Portfolio	March 31, 2011	March 31
	International Value Portfolio	March 31, 2011	March 31
	Money Market Portfolio	March 31, 2011	March 31
	Quality Bond Portfolio	March 31, 2011	March 31
Dreyfus Worldwide Dollar Money Market Fund, Inc.		February 15, 2011	February 15
General California Municipal Money Market Fund		September 5, 2011	September 5

Fund	Series	Reapproval Date	Reapproval Day

General Government Securities Money Market Funds, Inc.	General Government Securities Money Market Fund	September 5, 2011	September 5
	General Treasury Prime Money Market Fund	September 5, 2011	September 5
General Money Market Fund, Inc.		September 5, 2011	September 5
General Municipal Money Market Funds, Inc.	General Municipal Money Market Fund	September 5, 2011	September 5
General New York Municipal Money Market Fund		September 5, 2011	September 5
Strategic Funds, Inc.	Dreyfus Active MidCap Fund	November 30, 2011	November 30
	Dreyfus Conservative Allocation Fund	November 30, 2011	November 30
	Dreyfus Growth Allocation Fund	November 30, 2011	November 30
	Dreyfus Moderate Allocation Fund	November 30, 2011	November 30
	Dreyfus Select Managers Large Cap Growth Fund	November 30, 2011	November 30
	Dreyfus Select Managers Small Cap Growth Fund	November 30, 2011	November 30
	Dreyfus Select Managers Small Cap Value Fund	November 30, 2011	November 30
	Dreyfus U.S. Equity Fund	November 30, 2011	November 30
	Emerging Markets Opportunity Fund	November 30, 2011	November 30
	Global Stock Fund	November 30, 2011	November 30
	International Stock Fund	November 30, 2011	November 30